                          CHECKERS DRIVE-IN RESTAURANTS


                                    EXHIBIT A


SUBSIDIARY ACQUIRING SECURITIES                                   CLASSIFICATION
Fleet National Bank                                                 Bank
Fleet Investment Advisors, Inc.                                     Bank